BROCADE CONTACTS
Media Relations Michelle Leach Tel: 408.705.8237 michelle.leach@brocade.com	Investor Relations Shirley Stacy Tel: 408.333.5184 shirley.stacy@brocade.com	Ogilvy PR Ian Yellin Tel: 415.677.2714 ian.yellin@ogilvypr.com

Brocade Reports Second Quarter Fiscal Year 2007 Results
Revenues Reported of $345.3 Million

SAN JOSE, Calif. — May 31, 2007— Brocade® (Nasdaq: BRCD), the leader in networked storage solutions that help enterprises connect and manage their information, today reported financial results for its second quarter of fiscal year 2007 (Q2 07), which ended April 28, 2007. Revenues for Q2 07 were $345.3 million. Revenues for Q2 07 increased 54% from $224.2 million reported in the first quarter of fiscal year 2007 (Q1 07) and increased 89% from $182.7 million reported in the second quarter of fiscal year 2006 (Q2 06). Q2 07 results include products and services acquired through the McDATA transaction which closed on January 29, 2007.

Commenting on the Company’s second quarter results, CEO Michael Klayko said, “The fundamentals of our business remain strong and I am extremely pleased with our execution this quarter. We will continue to execute on our strategy of growth and diversification and we remain committed to delivering exceptional results.”

Reporting on a GAAP basis, net income for Q2 07 was $0.8 million, or $0.00 per share basic and diluted. This reflects a decrease in GAAP net income of 98% from $33.3 million, or $0.12 per share basic and diluted in Q1 07, and a decrease of 94% from GAAP net income of $13.5 million, or $0.05 per share basic and diluted in Q2 06. The decrease quarter to quarter reflects the impact of non-cash amortization of purchased intangibles and related income tax adjustments from the McDATA acquisition.

Non-GAAP net income for Q2 07 was $46.6 million or $0.12 per share basic and $0.11 per share diluted. This reflects a decrease of 6% from non-GAAP net income of $49.4 million, or $0.18 per share basic and $0.17 per share diluted in Q1 07, and an increase of 77% from non-GAAP net income of $26.4 million, or $0.10 per share basic and diluted in Q2 06. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Brocade
1745 Technology Dr., San Jose, CA 95110
T. 408.333.8000 F. 408.333.8101
www.brocade.com

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 2

Q2 07 Financial Highlights

•	In Q2 07, as a percent of total, service revenue exceeded 10% for the first time.

•
In Q2 07, as a percent of total, OEM revenues were 85% and Channel/Direct were 15%. This compares to 92% and 8%, respectively in Q1 07 and 93% and 7%, respectively, in Q2 06. Three OEM customers, EMC, HP, and IBM, each accounted for 10% or more of total revenues and together represented approximately 67% of total revenues. The same three customers each accounted for 10% or more of total revenues and together represented approximately 72% in Q1 07 and 70% in Q2 06 of total revenues.

•	In Q2 07, as a percent of total, domestic revenue was 65% and international was 35%. This compares to 59% and 41%, respectively in Q1 07 and 63% and 37%, respectively, in Q2 06.

•	Q2 07 port growth was 63% from Q1 07, reflecting the addition of McDATA product offerings. This brings the Company’s total installed base to approximately 13.2 million installed SAN ports.

•	Q2 07 sequential Average Selling Price (ASP) declines were again in the low single digits.

•	Q2 07 non-GAAP operating margin was 16.8%, compared to non-GAAP operating margin of 26.1% in Q1 07 and non-GAAP operating margin of 16.6% in Q2 06.

•	Q2 07 cash flow from operations was $46.2 million, compared to $33.3 million in Q1 07 and $55.7 million in Q2 06.

•
Cash and cash equivalents and investments, including restricted short-term investments, net of the Company’s convertible debt at the end of Q2 07 were $674.5 million compared to $631.7 million at the end of Q1 07 and $502.1 million at the end of Q2 06.

•	In Q2 07, the Company repurchased $60 million of its common stock, representing 6.3 million shares. The Company has $192.9 million remaining under the outstanding stock buyback authorizations.

•	Day sales outstanding in accounts receivable for Q2 07 were 40 days, compared to 38 days in Q1 07 and 38 days in Q2 06.

•	Q2 07 capital expenditures were $14.2 million. This compares to $13.4 million in Q1 07 and $7.3 million in Q2 06.

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 3

•
As of April 28, 2007, the Company had 2,440 employees, compared with 1,532 employees as of January 27, 2007 and 1,316 employees as of April 29, 2006. The increase in employees reflects the acquisition of McDATA Corporation, which closed during Q2 07.

•	Q2 07 results include a full quarter of McDATA results. Prior periods do not include McDATA results.

•
In Q2 07, the Company executed exceptionally well on its McDATA integration plan. The Company achieved annualized synergies of $131 million, within its upwardly revised target range of $125 to $150 million, three quarters earlier than the original commitment. The transaction was accretive to the Company’s acquisition model presented at its analyst meeting in September 2006, three quarters earlier than the original commitment. Finally, on a non-GAAP basis, the Company achieved its target operating margin model of 15-20%.

Business Highlights:

Today, Brocade also announced its strategy to further broaden its data center solution portfolio with a new family of server connectivity products. The new Brocade offerings, Host Bus Adapters (HBAs) and Intelligent Server Adapters, are designed to simplify the management and sharing of business-critical information, and are a natural extension of the company’s family of industry-leading Brocade Storage Area Network (SAN) solutions. The total market for Host Bus Adapters is estimated to be approximately $1.1 billion (USD) in 2007, according to market research firm Dell’Oro Group. Refer to “Brocade Broadens Data Center Networking Solutions, Enters Billion-dollar Server Connectivity Market” press release for more information.

Additionally, on May 29, 2007, Brocade announced a wide range of new product and service enhancements that enable greater efficiencies in enterprise data centers and branch offices. The new capabilities provide advancements in the areas of performance, data protection, security, and virtualization, and span the company’s SAN, FAN, and Professional Services offerings. Refer to “Brocade Increases Enterprise Data Center Efficiencies with Latest SAN and FAN Enhancements” press release for more information.

Brocade completed a multi-region technology conference series throughout North America and Asia-Pacific from February 27 through March 29. The "Brocade Fusion" tour brought together Brocade experts with local customers and partners to discuss the company's comprehensive vision for Storage Area Network (SAN), File Area Network (FAN), mainframe technology, and services offerings.

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 4

Brocade announced the general availability of Brocade Access Gateway for HP’s BladeSystem product family. Access Gateway enables interoperability between Brocade blade SAN switches and products from other SAN switch and director manufacturers, while also improving SAN management and reducing costs.

Brocade joined The Green Grid, a non-profit consortium dedicated to advancing energy efficiency in data centers and business computing ecosystems. The Green Grid is the first industry initiative chartered to take a holistic view of the computing ecosystem, with a focus on addressing the pressing issues facing data center users. The Company joined The Green Grid to share its expertise and actively work with like-minded companies to meet future challenges around improving energy efficiency.

Brocade customer announcements included NewYork-Presbyterian Hospital, Swiss Re, one of the world's leading reinsurance companies, Dyer, Riddle, Mills & Precourt, Inc. (DRMP), ranked as one of the Top 500 Design Firms in the U.S. by Engineering News-Record, East Coast systems integrator Razor Technology, and San Diego Supercomputer Center (SDSC), a world-acclaimed research center, all of which have achieved benefits of Brocade technologies.

Non-GAAP Financial Measures

This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Management believes that the non-GAAP net income measure used in this press release allows management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes these non-GAAP measures help indicate the Company baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP earnings measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 5

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events, or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) acquisition and integration costs, (ii) facilities lease losses and (iii) legal fees associated with indemnification obligations to former employees and other related costs.

Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure on non-GAAP net income.

Limitations. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 6

Second Quarter Fiscal 2007 Conference Call and Web Cast Information

Brocade management will host a conference call to discuss second quarter fiscal 2007 results on Thursday, May 31, 2007 at 1:30 p.m. Pacific Time. To access the live Web Cast, please visit Brocade’s Website at www.brocade.com/investors at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available after 6:00 p.m. Pacific Time today and will be available until 6:00 p.m. Pacific Time on June 7, 2007. A replay of the conference call will be available via the Web Cast at www.brocade.com/investors for approximately twelve months. To access the replay, please dial 888-286-8010 for domestic access and +617-801-6888 for international callers; the access code for the telephone replay is #55422585.

Cautionary Statement

This press release contains statements that are forward-looking in nature, including statements regarding the Company’s product and service offerings and market opportunities. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s new product and service offerings; the effect of changes in IT spending levels; the Company's ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; dependence on strategic partners; expected synergies of the Company’s acquisitions and anticipated cost savings; the ability to successfully combine product, service and support offerings and customer acceptance of combined offerings; market competition; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in Brocade's Quarterly report on Form 10-Q for the fiscal quarter ended January 27, 2007. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 7

About Brocade

Brocade is the leading provider of networked storage solutions that help organizations connect, share, and manage their information. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

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Brocade, Brocade B weave logo, McDATA, Fabric OS, File Lifecycle Manager, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and the Brocade B wing logo and Tapestry are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 8

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	April 28,	April 29,	April 28,	April 29,
	2007	2006	2007	2006

Net revenues
Product	$300,438	$168,668	$507,654	$325,968
Services	44,830	14,074	61,771	26,856
Total net revenues	345,268	182,742	569,425	352,824
Cost of revenues
Product	129,652	69,119	201,964	130,989
Services	33,440	8,479	43,918	15,990
Total cost of revenues	163,092	77,598	245,882	146,979
Gross margin	182,176	105,144	323,543	205,845
Operating expenses:
Research and development	58,303	40,725	100,694	79,467
Sales and marketing	59,364	34,313	97,951	65,181
General and administrative	13,570	7,296	20,975	15,097
Legal fees associated with indemnification obligations and other related costs	15,234	3,160	20,462	7,189
Acquisition and integration costs	7,564	—	14,997	—
Provision for SEC settlement	—	—	—	7,000
Amortization of intangible assets	19,305	518	20,215	518
Facilities lease losses	—	3,775	—	3,775
Total operating expenses	173,340	89,787	275,294	178,227
Income from operations	8,836	15,357	48,249	27,618
Interest and other income, net	10,788	7,206	18,244	14,236
Interest expense	(2,054)	(1,838)	(2,058)	(3,615)
Income before provision for income taxes	17,570	20,725	64,435	38,239
Income tax provision	16,727	7,212	30,273	15,066
Net income	$843	$13,513	$34,162	$23,173

Net income per share - Basic	$0.00	$0.05	$0.10	$0.09
Net income per share - Diluted	$0.00	$0.05	$0.10	$0.08
Shares used in per share calculation - Basic	395,574	270,564	334,215	269,982
Shares used in per share calculation - Diluted	411,989	274,393	348,563	273,247

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 9

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 28,	October 28,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$363,838	$274,368
Short-term investments	391,694	267,694
Total cash, cash equivalents, and short-term investments	755,532	542,062
Accounts receivable, net	151,595	98,394
Inventories	26,406	8,968
Prepaid expenses and other current assets	46,687	43,365
Total current assets	980,220	692,789

Long-term investments	80,981	40,492
Property and equipment, net	201,303	104,299
Goodwill	419,704	41,013
Intangible assets, net	311,976	15,465
Other assets	29,370	6,660
Total assets	$2,023,554	$900,718
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$77,797	$56,741
Accrued employee compensation	91,885	62,842
Deferred revenue	87,705	52,051
Current liabilities associated with lease losses	13,943	4,931
Other accrued liabilities	201,848	87,991
Total current liabilities	473,178	264,556

Convertible subordinated debt	161,970	—
Non-current liabilities associated with lease losses	26,354	11,105
Non-current deferred revenue	38,283	8,827
Other non-current liabilities	1,513	—

Stockholders’ equity
Common stock	1,547,688	889,250
Accumulated other comprehensive loss	12,610	(817)
Accumulated deficit	(238,042)	(272,203)
Total stockholders’ equity	1,322,256	616,230
Total liabilities and stockholders’ equity	$2,023,554	$900,718

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 10

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended
	April 28,	April 29,
	2007	2006

Cash flows from operating activities:
Net income	$34,161	$23,173
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	(161)	(6,587)
Depreciation and amortization	40,802	18,551
Loss on disposal of property and equipment	203	200
Amortization of debt issuance costs	—	851
Non-cash compensation expense	14,729	14,899
Provision for doubtful accounts receivable and sales returns	3,241	744
Provision for SEC settlement	—	7,000
Non-cash facilities lease loss expense	—	3,775
Changes in operating assets and liabilities:
Accounts receivable	52,156	(6,180)
Inventories	(4,585)	2,807
Prepaid expenses and other assets	(8,997)	(2,915)
Accounts payable	(20,938)	10,463
Accrued employee compensation	(22,272)	11,013
Deferred revenue	12,274	10,163
Other accrued liabilities and long-term debt	(18,385)	2,156
Liabilities associated with lease losses	(2,653)	(2,419)
Net cash provided by operating activities	79,575	87,694

Cash flows from investing activities:
Purchases of property and equipment	(27,587)	(15,473)
Purchases of short-term investments	(290,890)	(138,184)
Purchases of restricted short-term investments	—	(3,309)
Proceeds from maturities and sale of short-term investments	377,833	135,484
Purchases of long-term investments	(91,801)	(12,568)
Proceeds from maturities and sale of long-term investments	5,847	—
Proceeds from the maturities of restricted short-term investments	—	2,909
Purchases of non-marketable minority equity investments	—	(4,575)
Cash paid in connection with acquisitions, net of cash acquired	(7,704)	(59,887)
Decrease in restricted cash	5,839	—
Cash acquired on merger with McDATA	147,407	—
Net cash provided (used) in investing activities	118,944	(95,603)

Cash flows from financing activities:
Excess tax benefit from employee stock plans	161	6,587
Payments on capital lease obligations	(706)	—
Common stock repurchase program	(59,874)	—
Redemption of outstanding convertible debt	(124,185)	—
Proceeds from issuance of common stock, net	75,700	15,162
Net cash provided (used) by financing activities	(108,904)	6,819

Effect of exchange rate fluctuations on cash and cash equivalents	(145)	98

Net increase (decrease) in cash and cash equivalents	89,470	(992)
Cash and cash equivalents, beginning of period	274,368	182,001
Cash and cash equivalents, end of period	$363,838	$181,009

BROCADE REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS	PAGE 11

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Q2 07	Q1 07	Q2 06

Net income on a GAAP basis	$843	$33,318	$13,513

Adjustments:
Stock-based compensation expense included in cost of revenues	2,236	1,441	2,007
Total gross margin adjustments	2,236	1,441	2,007
Legal fees associated with indemnification obligations and other related costs	15,234	5,228	3,160
Stock-based compensation expense included in research and development	2,056	1,998	2,698
Stock-based compensation expense included in sales and marketing	1,682	1,386	1,543
Stock-based compensation expense included in general and administrative	944	653	681
Amortization of intangible assets	19,305	910	518
Facilities lease loss	—	—	3,775
Acquisition and Integration costs	7,564	7,433	585
Total operating expense adjustments	46,785	17,608	12,960
Total operating income adjustments	49,021	19,049	14,967
Income tax effect of adjustments	(3,250)	(2,936)	(2,068)
Non-GAAP net income	$46,614	$49,431	$26,412

Non-GAAP net income per share - Basic	$0.12	$0.18	$0.10
Non-GAAP net income per share - Diluted	$0.11	$0.17	$0.10
Shares used in non-GAAP per share calculation - Basic	395,574	272,855	270,564
Shares used in non-GAAP per share calculation - Diluted	411,989	285,137	274,393

See explanation of non-GAAP information included herein.